UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 5, 2015

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the board of directors of Radian Group Inc. (the “Company”) on February 5, 2015, Jan Nicholson, a director of the Company since 2003, announced her decision to retire from the board at the end of her current term upon the conclusion of the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”).  In addition, at the February 5th board meeting, the board approved a reduction in the size of the board from 11 to 10 members, effective upon Ms. Nicholson’s retirement.  The Company’s board of directors set May 13, 2015, as the date for the Company’s 2015 Annual Meeting.  Stockholders of record as of the close of business on March 18, 2015, will be eligible to vote at the 2015 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date:	February 10, 2015	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary